                        AMERICA WEST HOLDINGS CORPORATION
                   Computation of Net Income Per Common Share
                     (in thousands except per share amount)

                                                                    Exhibit 11.1

                                                                  Three Months Ended
                                                                      March 31,
                                                               1997                 1996
                                                           -----------          -----------
Primary Earnings Per Share:
Computation for Statements of Income:
  Net income ....................................          $    13,954          $    13,727
  Adjustment for interest on debt reduction,
    net of taxes ................................                   --                   --
                                                           -----------          -----------

  Net income applicable to common stock .........          $    13,954          $    13,727
                                                           ===========          ===========

  Weighted average number of common shares
    outstanding .................................           43,959,439           45,580,812
  Assumed exercise of stock options and
  warrants (a)  .................................                   --            4,128,841
                                                           -----------          -----------

  Weighted average number of common shares
  outstanding as adjusted .......................           43,959,439           49,709,653
                                                           ===========          ===========

Primary earnings per common share:
  Net income ....................................          $      0.32          $      0.28
                                                           ===========          ===========


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



                        AMERICA WEST HOLDINGS CORPORATION
                   Computation of Net Income Per Common Share
                     (in thousands except per share amount)

                                                                    Exhibit 11.1

                                                                 Three Months Ended
                                                                      March 31,
                                                               1997                 1996
                                                           -----------          -----------
Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Net income ....................................          $    13,954          $    13,727
  Adjustment for interest on debt reduction,
    net of taxes ................................                   --                   --
                                                           -----------          -----------

  Net income applicable to common stock .........          $    13,954          $    13,727
                                                           ===========          ===========

  Weighted average number of common shares
    outstanding .................................           43,959,439           45,580,812
  Assumed exercise of stock options and
    warrants (a)  ...............................            1,545,573            5,076,824
                                                           -----------          -----------

  Weighted average number of common shares
    outstanding as adjusted .....................           45,505,012           50,657,636
                                                           ===========          ===========

Fully diluted earnings per common share:
  Net income ....................................          $      0.31          $      0.27
                                                           ===========          ===========


(a) The stock options and warrants are included only in the periods in which they are dilutive.


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